Exhibit 99.1

Exhibit 99.1 Press release dated as of March 31, 2011

Press Release	Source: Speedemissions Inc.

Speedemissions, Inc Reports Fourth Quarter & December 31, 2010 Year End Results

ATLANTA, GA. March 31, 2011/Business Wire/ — Speedemissions, Inc. (OTC Bulletin Board: SPMI - News), a leading vehicle emissions testing and safety inspections company with testing stores in Atlanta, Houston, St. Louis and Salt Lake City today announced its financial results for the fourth quarter and year ended December 31, 2010.

2010 Summary:

•

Revenue decreased $663,580 or 6.7% to $9,253,098 for the year ended December 31, 2010 compared to revenue of $9,916,678 for year ended December 31, 2009. The decrease in revenue was primarily due to the loss of six months revenue of $433,021 at two Mr. Sticker stores closed in June 2010. Our same store sales decreased 4.1% over the comparable period of 2009.

•

Store operating expenses decreased $264,569 or 4.2% to $6,002,009 for the year ended December 31, 2010 compared to store operating expenses of $6,266,578 in the comparable period of 2009. Our same store operating expenses declined $268,780 during 2010.

•

General and administrative expenses increased 11.9% to $1,579,566 during the year ended December 31, 2010 compared to $1,411,296 in the same period of the prior year. The increase in our general and administrative expenses was primarily attributable to an increase in CARbonga related expenses and professional fees over the prior year.

•	The Company’s net losses for the year ended December 31, 2010 and 2009 included goodwill impairment expenses of $1,902,590 and $2,873,766, respectively.

•

Net loss for the year ended December 31, 2010 was $2,182,874 or ($0.19) per basic and diluted share compared to a net loss of $2,787,072 or ($0.53) per basic and diluted share in 2009. Excluding the goodwill impairment expense, the Company lost ($0.02) per diluted share in the year ended December 31, 2010 compared to earning $0.01 per diluted share in the year ended December 31, 2009.

Richard A. Parlontieri, President and Chief Executive Officer of Speedemissions commented: “In the third Quarter 2010, we introduced the selling of a limited line of automotive products in many of our stores where we’re required to do a vehicle safety inspection. This business segment of selling light bulbs, windshield wipers, along with our “Headlight Restoration” program has provided a positive benefit to our customers. We’re pleased our store employees were able to successfully implement a program that will help us recapture lost revenue, improve our income from continuing operations and reduce our total liabilities in this difficult economic environment. In addition, the latest version of CARbonga (our iPhone App) designed to give a consumer control over both his/her auto safety, as well as being an invaluable tool when buying or selling a used car by showing the buyer the vehicles history on Safety Recalls or Technical Service Bulletins, should contribute to increasing revenue in 2011”.

Revenue in the fourth quarter of 2010 totaled $1,990,436, a decrease of $268,642 or 11.9%, compared with revenue of $2,259,078 in the same period last year. The closure of our two Mr. Sticker stores in Texas in June 2010 resulted in the loss of $207,843 revenue in the fourth quarter of 2010 compared to 2009. On a same-store basis, Speedemissions, Inc.’s fourth quarter sales were down 5.5%.

The Company’s net losses in the fourth quarter ended December 31, 2010 and 2009 included goodwill impairment expenses of $1,902,590 and $2,873,766, respectively. The Company’s net loss in the fourth quarter of 2010 was $2,079,005 or ($0.13) per basic and diluted share compared to a net loss of $2,992,673 or ($0.31) per basic and diluted share in the comparable period of 2009.

About Speedemissions Inc. http://www.speedemissions.com

Speedemissions, Inc., based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspections company in the United States. We provide services in certain areas where auto testing is mandated by the Environmental Protection Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The current focus of the company is in the Atlanta, Georgia; Houston, Texas; St. Louis, Missouri and Salt Lake City, Utah markets.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions’ products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission. For Further Information: Contact Michael Shanahan, Chief Financial Officer, 770-306-7667.

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

as of December 31,

	2010	2009
Assets
Current assets:
Cash	$261,600	$449,203
Note receivable – current portion	12,000	—
Certificate and merchandise inventory	77,401	83,455
Other current assets	58,819	53,335

Total current assets	409,820	585,993
Note receivable, net of current portion	89,643	—
Property and equipment, net	728,016	953,183
Goodwill	2,349,066	4,251,657
Other assets	105,603	104,003

Total assets	$3,682,148	$5,894,836

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$182,499	$177,647
Accrued liabilities	196,829	196,544
Current portion - capitalized lease obligations	44,632	47,288
Current portion - equipment financing obligations	21,778	18,865
Current portion - deferred rent	35,776	30,513

Total current liabilities	481,514	470,857
Capitalized lease obligations, net of current portion	41,339	93,604
Equipment financing obligations, net of current portion	23,788	46,389
Deferred rent	159,820	205,701
Note payable	55,000	—
Other long term liabilities	7,350	7,350

Total liabilities	768,811	823,901

Commitments and contingencies
Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding; liquidation preference: $5,133,000	4,579,346	4,579,346

Shareholders’ (deficit) equity:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 215,981 and 2,279,982 shares issued and outstanding; liquidation preference: $554,642 and $5,854,994	216	2,280
Common stock, $.001 par value, 250,000,000 shares authorized, 22,789,288 and 6,685,448 shares issued and outstanding	22,789	6,685
Additional paid-in capital	15,806,600	15,795,364
Accumulated deficit	(17,495,614)	(15,312,740)

Total shareholders’ (deficit) equity	(1,666,009)	491,589

Total liabilities and shareholders’ (deficit) equity	$3,682,148	$5,894,836

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31,

	2010	2009
Revenue	$9,253,098	$9,916,678
Costs of revenue:
Cost of emissions certificates	2,028,949	2,156,673
Store operating expenses	6,002,009	6,266,578
General and administrative expenses	1,579,566	1,411,296
(Gain) loss on disposal of non-strategic assets	10,513	(39,820)
Gain from legal settlement	(106,881)	—
Goodwill impairment expense	1,902,590	2,873,766

Operating loss	(2,163,648)	(2,751,815)

Interest income (expense)
Interest income	2,414	111
Interest expense	(21,640)	(35,368)

Interest, net	(19,226)	(35,257)

Net loss	$(2,182,874)	$(2,787,072)

Basic and diluted net loss per common share	$(0.19)	$(0.53)

Weighted average common shares outstanding, basic and diluted	11,342,812	5,217,990

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2010	2009
Operating activities:
Net loss	$(2,182,874)	$(2,787,072)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	260,577	319,288
Goodwill impairment expense	1,902,590	2,873,766
(Gain) loss from disposal of non-strategic assets	10,513	(39,820)
Share based compensation including director stock awards	25,276	46,731
Gain from legal settlement	(106,881)	—
Changes in operating assets and liabilities:
Certificate and merchandise inventory	6,054	(14,684)
Other current assets	(5,484)	15,585
Other assets	(1,600)	(3,066)
Accounts payable and accrued liabilities	15,673	(361,492)
Other liabilities	(45,881)	(12,256)

Net cash (used in) provided by operating activities	(122,037)	36,980

Cash flows from investing activities:
Proceeds from note receivable	5,238	—
Proceeds from asset sales	20,000	46,330
Purchases of property and equipment	(71,195)	(89,093)

Net cash used in investing activities	(45,957)	(42,763)

Cash flows from financing activities:
Proceeds from promissory note	55,000	—
Payments on financing obligations	(19,688)	(15,539)
Payments on capitalized leases	(54,921)	(41,967)

Net cash used in financing activities	(19,609)	(57,506)

Net decrease in cash	(187,603)	(63,289)
Cash at beginning of period	449,203	512,492

Cash at end of period	$261,600	$449,203

Supplemental Information:
Cash paid during the period for interest	$20,459	$35,368

Non-cash transaction:

Conversion of redeemable preferred stock into common shares

Barron Partners, LP converted 2,064,000 shares of Preferred B Stock into 15,603,840 common shares during the year ended December 31, 2010.

Barron Partners, LP converted 201,500 shares of Preferred B Stock into 1,523,340 common shares during the year ended December 31, 2009.